Exhibit 99.1

Press Release
Source: Senetek PLC

Senetek PLC Gains Six Year Extension of Rights from Czech Republic Institute of Experimental Botany

Additional Group of Compounds and Enhanced Research Activities Added to Agreement

NAPA, Calif., June 8, 2009—Senetek PLC (OTCBB: SNKTY), a Life Sciences company engaged in the development of technologies that target the science of healthy aging, announced a six year extension of existing rights under its agreement with the Czech Republic Institute of Experimental Botany to receive exclusive global licenses, for all applications, to any cytokinin developed, in-licensed or otherwise acquired by the Institute and the right to co-exploit with the Institute any cytokinins that Senetek does not elect to in-license. Senetek also has a right of first refusal before the Institute can license any of its non-cytokinin compounds to any third party for cosmeceutical or anti-aging dermatological applications. In addition, a new group of compounds, “supercytokin plus”, has been added to the agreement. The Institute will also perform enhanced research activities in the areas of pre-selective assay, development of analytical methods, stability testing, large scale synthesis and molecular mechanism of action.

“We are very pleased to extend our exclusive agreement with the Institute of Experimental Botany”, stated Frank J. Massino, Chairman and Chief Executive Officer of Senetek PLC. “Our two commercialized topical skincare products, Pyratine-6™ for photodamaged skin and Pyratine XR™ which, in a rosacea-specific study, demonstrated continual improvement for all of the major symptoms of rosacea, are based on compounds developed by the Institute. Sixteen additional compounds developed by the Institute for our exclusive use have shown positive activity related to indications with significant commercial potential. We look forward to obtaining new and advanced technology from the Institute over the next six years.”

“Our relationship with Senetek has been excellent and has resulted in achieving the goal of successfully commercializing our research”, stated Prof. Ing. Miroslav Strnad, DrSc., Executive Board Member of the Institute. “We look forward to the next six years and our continuing development of advanced technologies for dermatological therapeutics.”

About Senetek PLC:

Senetek PLC (OTCBB: SNKTY) is a life sciences company engaged in the development of breakthrough technologies that target the science of healthy aging. The company’s extensive research collaborations have resulted in a strong pipeline of patented compounds and products with broad therapeutic applications and a leading presence in dermatology. Senetek collaborates with established specialty pharmaceutical companies in the final development and marketing of its proprietary products, most recently resulting in the development of kinetin, the best-selling anti-aging product sold in the North American physician market. For more information, visit the company’s websites:

www.senetekplc.com

831A Latour Court — Napa, California 94558 — (707) 226-3900

www.pyratine-6.com

www.pyratinexr.com

About The Institute of Experimental Botany

The Institute was created in 1962 from the Department of Plant Physiology and the Department of Phytopathology of the Institute of Biology of the Czechoslovak Academy of Sciences. In 1990, it was divided into two independent units, one of which became The Institute of Experimental Botany in Prague and Olomouc. The Institute is highly regarded in the fields of plant genetics, physiology and biotechnology, where its work has included investigation of plant DNA repair, hormonal and ecological control of plant growth and development, and the mechanisms of action of plant growth regulators. For more information, visit the Institute’s website:

www.ueb.cas.cz

This news release contains statements that may be considered ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2008. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.

Company Contact:

William O’Kelly

Senetek PLC

1-707-226-3900 ext. 102

Media Contacts/Senetek, PLC:

Michael Rogers Public Relations

Maggie Carr/Michael Rogers

212-255-7210 ext. 22

michael@michaelrogerspr.com

maggie@michaelrogerspr.com

831A Latour Court — Napa, California 94558 — (707) 226-3900